Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of July 28, 2025, by and between Flowserve Corporation, a New York corporation (“Flowserve”), Big Sur Merger Sub, Inc., a Delaware corporation (“First Merger Sub”), Napa Merger Sub LLC, a Delaware limited liability company (“Second Merger Sub”), and Chart Industries, Inc., a Delaware corporation (“Chart”). Flowserve, First Merger Sub, Second Merger Sub and Chart are referred to herein collectively as the “Parties”, and each individually, a “Party.”

RECITALS

WHEREAS, the Parties entered into an Agreement and Plan of Merger, dated as of June 3, 2025 (including all schedules and exhibits thereto, the “Merger Agreement”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement;

WHEREAS, Section 9.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the First Effective Time by mutual written consent of Flowserve and Chart;

WHEREAS, the Parties desire to terminate the Merger Agreement on the terms and conditions set forth herein; and

WHEREAS, each of the respective boards of directors or other applicable governing body of the Parties has authorized and approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the agreements set forth herein, the Parties hereby agree as follows:

1. Termination of Merger Agreement. Effective immediately upon the execution of this Agreement, and in accordance with Section 9.01(a) of the Merger Agreement, the Parties hereby terminate the Merger Agreement and agree to abandon the transactions contemplated thereby. As a result of the termination of the Merger Agreement pursuant to this Agreement, the Merger Agreement shall become null and void and shall hereinafter have no further force or effect.

2. Chart Termination Payment; Effect of Termination.

(a) Not later than 12:00 p.m. Eastern Time on July 29, 2025, Chart shall pay or cause to be paid to Flowserve $266,000,000 (the “Chart Termination Payment”), which consists of the Chart Termination Fee plus an additional amount of agreed upon expense reimbursement for Flowserve. Payment of the Chart Termination Payment shall be made by wire transfer of immediately available funds to the account specified on Exhibit A. The payment of the Chart Termination Payment shall be the sole and exclusive remedy of Flowserve, its Affiliates and their respective Representatives against Chart, its Affiliates and their respective Representatives for any loss or damage suffered as a result of the failure of the Merger or for a breach of, or failure to perform under, the Merger Agreement or otherwise or in respect of any oral representation made or alleged to have been made in connection therewith, and none of Chart or its Representatives or Affiliates shall have any further liability or obligation relating to or arising out of the Merger Agreement (including all schedules and exhibits thereto), whether in equity or at law, in contract, in tort or otherwise, and all rights and obligations of each Party thereunder shall cease, except as may be specifically provided herein.

(b) Chart and Flowserve have also entered into the letter of intent, dated as of the date hereof (the “LOI”), a copy of which is attached hereto as Exhibit B, with respect to the terms of a proposed amendment to that certain Development and Supply Agreement, dated as of September 30, 2022 (the “Supply Agreement”).

3. Mutual Release and Waiver. Effective upon receipt by Flowserve of the Chart Termination Payment described in Section 2, each Party, on behalf of itself and on behalf of each of its respective past, present and future Affiliates and its and their respective Representatives, and the successors and assigns of each of them (collectively, the “Releasing Parties”, and each individually, a “Releasing Party”), hereby releases, discharges and agrees to hold harmless and covenants not to sue, to the fullest extent permitted by Law, each other Party and each other Party’s respective past, present and future Affiliates and its and their respective Representatives, and the successors and assigns of each of them (collectively, the “Released Parties”, and each individually, a “Released Party”), from any and all past, present, direct, indirect, individual, class, representative and derivative liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, losses, demands, judgments, remedies, agreements, promises, liabilities, covenants, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees), howsoever arising, of every kind and nature, whether based on any law or right of action (including any claims under federal securities laws or state disclosure laws or any claims that could be asserted derivatively on behalf of the Parties), known or unknown, asserted or that could have been asserted, matured or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, apparent or not apparent (collectively, “Claims”), which the Releasing Parties, or any Releasing Party, ever had or now have or can have or shall or may hereafter have against the Released Parties, or any Released Party, in connection with, arising out of or based upon, directly or indirectly, the Merger Agreement or the transactions contemplated thereby, including any breach, non-performance, action or failure to act under the Merger Agreement, the proposed Mergers, the events leading to the termination of the Merger Agreement or any other agreement contemplated thereby, any deliberations or negotiations in connection with the proposed Mergers or this Agreement, or the consideration to have been received in connection with the proposed Mergers (such Claims so released, collectively, “Released Claims”). The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Released Claims of any kind whatsoever, whether in law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time up to and including the date hereof. Each of the Releasing Parties hereby expressly waives to the fullest extent permitted by Law any rights it may have under any statute or common law principle under which a general release does not extend to claims that are unknown or not suspected to exist at the time of the release’s execution. Notwithstanding anything contained herein to the contrary, nothing in this Section 3 shall (i) apply to any Action by any Party to enforce the rights and obligations imposed pursuant to this Agreement, the LOI or the Confidentiality Agreement, (ii) constitute a release by any Party for any Claim arising under this Agreement, the LOI or the Confidentiality Agreement, or (iii) apply to any rights, Claims, Actions or obligations of the Parties or any of their Affiliates under the LOI or the Supply Agreement (as will be amended pursuant to the LOI).

4. Survival of Confidentiality Agreement. Notwithstanding anything contained in this Agreement or in the Merger Agreement to the contrary, the provisions of the Confidentiality Agreement, dated as of April 1, 2025, between Flowserve and Chart (the “Confidentiality Agreement”) shall survive and remain in full force and effect in accordance with its terms. Within five (5) Business Days following the date hereof, (i) Flowserve and Chart agree to return to the other Party or destroy all Evaluation Material and Notes (as such terms are defined in the Confidentiality Agreement) held by it or any of such Party’s Affiliates or Representatives and (ii) an appropriate officer of such other Party shall confirm in writing such return or destruction of the Evaluation Material and Notes in accordance with Section 5 of the Confidentiality Agreement.

5. Representations and Warranties.

(a) Representations of Flowserve. Flowserve hereby represents and warrants to Chart that: (i) each of Flowserve, First Merger Sub and Second Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) each of Flowserve, First Merger Sub and Second Merger Sub has full entity power and authority to execute and deliver this Agreement, and (iii) this Agreement has been duly and validly executed and delivered by each of Flowserve, First Merger Sub and Second Merger Sub and constitutes a valid binding obligation of each of Flowserve, First Merger Sub and Second Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditor’s rights generally and by general equitable principles.

(b) Representations of Chart. Chart hereby represents and warrants to each of Flowserve, First Merger Sub and Second Merger Sub that: (i) Chart is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) Chart has full corporate power and authority to execute and deliver this Agreement, and (iii) this Agreement has been duly and validly executed and delivered by Chart and constitutes a valid binding obligation of Chart enforceable against Chart in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditor’s rights generally and by general equitable principles.

6. Public Announcements. Flowserve and Chart shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release with respect to this Agreement, and shall not issue any such press release prior to such consultation, except as such Party may reasonably conclude is required by applicable Law or Judgment (including obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system).

7. Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, and any claim arising out of, relating to or in connection with this Agreement shall be governed by the Laws of the State of Delaware, without regard to the conflict of Laws principles that would otherwise result in the application of any Law other than the Laws of Delaware.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any Action, any state or federal court of competent jurisdiction within the State of Delaware). The Parties hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any Action, any state or federal court of competent jurisdiction within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 7 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties. Each Party agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 10.02 of the Merger Agreement. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.

8. Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, other than the provisions contained in Section 2(a), all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10. Binding Effect; Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto. Except for the provisions of Section 3, with respect to which each Released Party is an expressly intended third-party beneficiary thereof, this Agreement is not intended to (and does not) confer on any Person other than the Parties any rights or remedies or impose on any Person other than the Parties any obligations.

11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of each of Flowserve and Chart. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Flowserve and Chart.

14. Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature), all of which shall be considered one and the same agreement, and shall become effective when the remaining counterparts have been signed by each of the Parties and delivered to the other Parties.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

FLOWSERVE CORPORATION

By:	/s/ R. Scott Rowe
Name: R. Scott Rowe
Title: President and Chief Executive Officer

BIG SUR MERGER SUB, INC.

By:	/s/ R. Scott Rowe
Name: R. Scott Rowe
Title: President

NAPA MERGER SUB LLC

By:	/s/ R. Scott Rowe
Name: R. Scott Rowe
Title: President

CHART INDUSTRIES, INC.

By:	/s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: President and Chief Executive Officer